EXHIBIT 10.18

SECOND AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 25th day of August, 2011 by and between Silicon Valley Bank (“Bank”) and FATE THERAPEUTICS, INC., a Delaware corporation (“Borrower”) whose address is 3535 General Atomics Court, Suite 200, San Diego, CA 92121.

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of January 5, 2009, as amended by that certain Amendment No. 1 to Loan and Security Agreement dated as of May 4, 2010 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) refinance Borrower’s existing Obligations to Bank with a new Term Loan and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Borrower shall deliver to Bank a landlord waiver for Borrower’s location at 3535 General Atomics Court, Suite 200, San Diego, CA 92121, in form and substance satisfactory to Bank by no later than September 24, 2011.

2.2 Section 2.1.1 (Term Loan). Section 2.1.1 of the Loan Agreement is amended in its entirety to read as follows:

(a) Availability. Subject to the terms and conditions of this Agreement, on the Second Amendment Date, or as soon thereafter as is practical, Bank shall make a Term Advance to Borrower in the aggregate principal amount of $2,000,000, which shall be used (i) to refinance all Indebtedness owing from Borrower to Bank as of the Second Amendment Date and (ii) for general working capital (the “Tranche A Term Advance”). In addition, within ten (10) Business Days of Borrower providing Bank satisfactory evidence of the commencement of Borrower’s next clinical trial of the therapeutic program known by and between Bank and Borrower as “FT1050”, Bank shall make an additional Term Advance to Borrower in the aggregate principal amount of $2,000,000 (the “Tranche B Term Advance”, and together with the Tranche A Term Advance, the “Term Advances”); provided, however, that the commencement of such clinical trial (y) has been approved by Borrower’s Board of Directors and (z) occurs prior to December 31, 2011, each as confirmed by due diligence calls between Bank and Borrower’s management and/or Board of Directors. The Term Advances may not exceed the Term Loan Amount.

(b) Interest Payments. Commencing on the first Payment Date of the month following the month in which the Funding Date of each Term Advance occurs, Borrower shall make monthly payments of interest in connection with each Term Advance at the rate set forth in Section 2.2(a).

(c) Repayment. Commencing on the twelfth (12th) month following the Funding Date of each Term Advance, and continuing on the Payment Date of each month thereafter, Borrower shall repay each Term Advance in (i) twenty-four (24) equal installments of principal, plus (ii) monthly payments of accrued interest at the rate set forth in Section 2.2(a) (each, a “Term Loan Payment”). For each Term Advance, Borrower’s final Term Loan Payment, due on the Term Loan Maturity Date of such Term Advance, shall include (y) all outstanding principal and accrued and unpaid interest under such Term Advance and (z) an additional final payment equal to 5.00% of such Term Advance (the “Final Payment”). After repayment, each Term Advance may not be re-borrowed.

(d) Mandatory Prepayment. If a Term Advance is accelerated following the occurrence and during the continuance of an Event of Default, or if Borrower voluntarily prepays any Term Advance for any reason on or before the date eighteen (18) months after the Second Amendment Date, Borrower shall immediately pay to Bank, in addition to any other sums owing, a termination fee equal to 2.50% of the applicable Term Advance (the “Term Loan Termination Fee”). Such Term Loan Termination Fee shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations. Notwithstanding the foregoing, if Borrower prepays any Term Advance at any time with a new credit facility from Bank, the Term Loan Termination Fee shall not be applied to such Term Advance.

(e) Permitted Prepayment of Term Advances. So long as no Event of Default has occurred and is continuing, Borrower shall have the option to prepay all, but not less than all, of the Term Advances advanced by Bank under this Agreement, provided Borrower (i) delivers written notice to Bank of its election to prepay such Term Advances at least five (5) days prior to such prepayment, and (ii) pays on the date of such prepayment (A) all outstanding principal plus accrued and unpaid interest, (B) the Final Payment, (C) the Term Loan Termination Fee, if applicable, and (D) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts thereon.

2.3 Section 2.2 (Payment of Interest on the Credit Extensions). Section 2.2(a) of the Loan Agreement is amended in its entirety and replaced with the following:

(a) Interest Rate. Subject to Section 2.2(b), the principal amount of each Term Advance outstanding under the Term Loan shall accrue interest at a fixed per annum rate equal to the greater of (i) three and three quarters of one percent (3.75%) above the Prime Rate or (ii) seven percent (7.0%), which rate shall be fixed for each Term Advance as of the Funding Date of such Term Advance, and which interest shall be payable in arrears.

2.4 Section 4.3 (Delivery of Stock Certificates). Section 4.3 of the Loan Agreement is amended in its entirety to read as follows:

Borrower agrees to deliver to Bank stock certificates, and accompanying assignments separate from certificate, to effectuate the pledge to Bank of (a) not less than 65% of the total outstanding voting shares of Fate Canada, (b) 100% of the voting shares of Destin owned by Borrower at all times, but in no event greater than 65% of the total outstanding voting shares of Destin, and (c) not less than 65% of the total outstanding voting shares of Fate UK.

2.

2.5 Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are either added or amended in their entirety and replaced with the following:

“Fate UK” is Fate Therapeutics Ltd., a private limited company formed under the laws of England and Wales, and a Subsidiary of Borrower.

“Loan Documents” are, collectively, this Agreement, the Warrant, the Second Warrant, the Perfection Certificate, any subordination agreements, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement between Borrower any Guarantor and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.

“Obligations” are Borrower’s obligation to pay when due any debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, whether under this Agreement, the Loan Documents, or otherwise, including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), the Term Loan Termination Fee, the Final Payment, cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and the performance of Borrower’s duties under the Loan Documents.

“Prime Rate” is the U.S. Prime Rate published from time to time in the Western Edition of The Wall Street Journal, even if it is not Bank’s lowest rate.

“Second Amendment Date” is August 25, 2011.

“Second Warrant” is that certain Warrant to Purchase Stock dated as of the Second Amendment Date executed by Borrower in favor of Bank.

“Term Loan Amount” is an amount up to Four Million Dollars ($4,000,000).

“Term Loan Maturity Date” is (a) August 25, 2014 in the case of the Tranche A Term Advance and (b) the date thirty-six (36) months after the date such Term Advance is extended by Bank, in the case of the Tranche B Term Advance.

2.6 The Perfection Certificate is hereby replaced with the Perfection Certificate attached hereto.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) after giving effect to the updated Perfection Certificate attached hereto, the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

3.

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the Second Amendment Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon the (a) due execution and delivery to Bank of this Amendment by each party hereto; (b) the due execution and delivery to Bank of the Second Warrant; (c) the due execution and delivery to Bank of updated Borrowing Resolutions; (d) Borrower’s delivery of possession of the original stock certificates held by Borrower in Fate UK and assignments separate from certificate executed in blank; and (e) Borrower’s payment of any Bank Expenses incurred through the Second Amendment Date.

[Signature page follows.]

4.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		FATE THERAPEUTICS, INC.

By:	/s/ R. Michael White	By:	/s/ Scott Wolchko
Name:	R. Michael White	Name:	Scott Wolchko
Title:	SRM	Title:	CFO

CORPORATE BORROWING CERTIFICATE

BORROWER:	Fate Therapeutics, Inc.	DATE:	August 25, 2011
BANK:	Silicon Valley Bank

I hereby certify as follows, as of the date set forth above:

1. I am the Secretary, Assistant Secretary or other officer of the Borrower. My title is as set forth below.

2. Borrower’s exact legal name is set forth above. Borrower is a corporation existing under the laws of the State of Delaware.

3. Attached hereto are true, correct and complete copies of Borrower’s Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth in paragraph 1 above. Such Certificate of Incorporation have not been amended, annulled, rescinded, revoked or supplemented, and remain in full force and effect as of the date hereof.

4. The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Bank may rely on them until Bank receives written notice of revocation from Borrower.

RESOLVED, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories

Scott Wolchko	CFO, Treasurer & Secretary	/s/ Scott Wolchko	☒

☐

☐

☐

RESOLVED FURTHER, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

RESOLVED FURTHER, that such individuals may, on behalf of Borrower:

Borrow Money. Borrow money from Silicon Valley Bank (“Bank”).

Execute Loan Documents. Execute any loan documents Bank requires.

Grant Security. Grant Bank a security interest in any of Borrower’s assets.

Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

Issue Warrants. Issue warrants for Borrower’s capital stock.

Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrowers right to a jury trial) they believe to be necessary to effectuate such resolutions.

RESOLVED FURTHER, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

5. The persons listed above are Borrower’s officers or employees with their titles and signatures shown next to their names.

By:	/s/ Scott Wolchko
Name:	Scott Wolchko
Title:	CFO

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the of Borrower, hereby certify as to paragraphs 1 through 5 above, as of the date set forth above.
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		By:	/s/ John Mendlein
		Name:	John Mendlein

Title:	Ex Chairman